Exhibit 99.1

Xylem

1133 Westchester Ave., White Plains, NY 10604

Tel +1.914.323.5700 Fax +1.914.696.2960

Contacts:	Media	Investors
	Tom Glover +1-914-323-5891	Phil DeSousa +1-914-323-5930
	tom.glover@xyleminc.com	phil.desousa@xyleminc.com

Xylem Inc. reports second quarter 2013 results

•	Second quarter 2013 adjusted net income was $66 million or $0.36 per share, down $0.13 from second quarter 2012; GAAP net income was $46 million or $0.25 per share

•	Second quarter 2013 revenue was $960 million, down 3.4 percent organically from second quarter 2012

•	Second quarter orders up 4 percent to $1.01 billion

•	Full-year outlook adjusted to reflect on-going market weakness

WHITE PLAINS, N.Y., July 30, 2013 – Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today reported second quarter 2013 net income of $46 million, or $0.25 per share. Adjusted net income was $66 million, or $0.36 per share, excluding the impact of special items that included restructuring and realignment charges, and special tax items. Second quarter revenue was $960 million, down $6 million from the second quarter 2012. Strength in the company’s U.S. residential, commercial and agriculture business was more than offset by continued softness in Europe, as well as in the public utilities and industrial markets. Second quarter 2013 adjusted operating margins were 10.2 percent, excluding the impact of restructuring and realignment costs, down 380 basis points resulting from lower volume and continued investments in growth initiatives, the unfavorable impact of foreign exchange rates, and other items.

“While our second quarter results were lower than expected, we captured important contract wins in June, resulting in record orders of more than $1 billion in the quarter,” said Gretchen McClain, president and chief executive officer of Xylem Inc. “We continue to take strong and decisive actions to position the company for efficient operation and profitable growth. While we’re seeing the initial benefits from our on-going restructuring and organizational realignment, we are accelerating additional short- and long-term actions to further reduce our cost base and drive more efficiencies throughout our business.”

McClain said the company expects to benefit from investments in growth initiatives and from continued efforts to transform the business and improve growth execution.

“We are encouraged by our second quarter order rate and several new products that we launched during the second quarter, including our ‘smart’ dewatering solutions from Flygt and Godwin that are efficient, compact and meet our customers’ needs for more reliable and durable technologies,” McClain said. “These new products and some key contract wins give us confidence in an improved second half of the year and position us for long-term growth.”

Notable business wins in the second quarter include:

•	The company began working with its local partner Visenti in Singapore to monitor and improve that country’s water infrastructure and help preserve its limited water supply;

•	In China, Xylem was awarded a large contract from the Beijing Drainage Group to improve downtown Beijing water stations’ storage capability by installing its Flygt pumps;

•	In Spain, the company received its first order for the newly launched open channel ultraviolet disinfection system, WEDECO Duron;

•	The company won several large orders for industrial fire protection systems with oil and gas giant CNOOC in China; and

•	Xylem also won a contract for a pre-treatment system to remove harmful microorganisms from seawater prior to desalination in the United Arab Emirates.

Full-year 2013 Outlook

Xylem’s full-year revenues are now expected to be approximately $3.7 billion, and adjusted net income is expected to be in the range of $260 to $279 million, or $1.40 to $1.50 per share, down from the earlier projection of adjusted net income of $1.79 to $1.89 per share. Full-year GAAP net income is now anticipated to be in the range of $205 to $237 million, or $1.10 to $1.27 per share, which includes $60 to $80 million of restructuring and realignment costs.

Second Quarter Segment Results

Water Infrastructure

Xylem’s Water Infrastructure segment consists of its businesses serving clean water delivery, wastewater transport and treatment, dewatering and analytical instrumentation.

•

Second quarter 2013 revenue was $596 million, down 6 percent organically compared with the second quarter 2012, reflecting U.S. industrial weakness, European economic challenges and decreased treatment project shipments.

•

Second quarter adjusted segment operating income was $63 million. Adjusted operating margin was 10.6 percent, down 480 basis points from last year reflecting lower volumes, acquisition impacts, continued investments, unfavorable foreign exchange rates, and other items.

Applied Water

Xylem’s Applied Water segment consists of its portfolio of businesses in residential and commercial building services, industrial and agricultural applications.

•

Second quarter 2013 revenue was $381 million, up 1 percent organically compared with the second quarter 2012, reflecting strong growth in U.S. residential, commercial and agricultural end markets, partially offset by weak industrial demand and European economic challenges.

•

Second quarter adjusted segment operating income was $51 million. Adjusted operating margin was 13.4 percent, down 50 basis points from last year reflecting higher volume more than offset by continued investment and other items.

Supplemental information on Xylem’s second quarter earnings and reconciliations for certain non-GAAP items are posted at http://investors.xyleminc.com.

About Xylem

Xylem (NYSE: XYL) is a leading global water technology provider, enabling customers to transport, treat, test and efficiently use water in public utility, residential and commercial building services, industrial and agricultural settings. The company does business in more than 150 countries through a number of market-leading product brands, and its people bring broad applications expertise with a strong focus on finding local solutions to the world’s most challenging water and wastewater problems. Xylem is headquartered in White Plains, N.Y., with 2012 annual revenues of $3.8 billion and approximately 12,900 employees worldwide. In 2012, Xylem was named to the Dow Jones Sustainability World Index for advancing sustainable business practices and solutions worldwide.

The name Xylem is derived from classical Greek and is the tissue that transports water in plants, highlighting the engineering efficiency of our water-centric business by linking it with the best water transportation of all — that which occurs in nature. For more information, please visit us at www.xyleminc.com.

Forward-Looking Statements

This document contains information that may constitute “forward-looking statements.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

These forward-looking statements include, but are not limited to, statements about the separation of Xylem Inc. (the “Company”) from ITT Corporation in 2011, capitalization of the Company, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to orders, sales, operating margins and earnings per share growth, and statements expressing general views about future operating results — are forward-looking statements.

Caution should be taken not to place undue reliance on any such forward-looking statements because they involve risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those set forth in Item 1A in our Annual Report on Form 10-K, and those described from time to time in subsequent reports filed with the Securities and Exchange Commission.

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XYLEM INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)

(in millions, except per share data)

	Three Months,		Six Months,
For the period ended June 30,	2013	2012	2013	2012
Revenue	$960	$966	$1,839	$1,891
Cost of revenue	589	583	1,134	1,145

Gross profit	371	383	705	746
Selling, general and administrative expenses	252	220	488	451
Research and development expenses	28	28	54	56
Restructuring charges	20	—	25	—
Separation costs	1	6	2	11

Operating income	70	129	136	228
Interest expense	14	13	27	27
Other non-operating income (expense), net	1	(1)	(1)	(2)

Income before taxes	57	115	108	199
Income tax expense	11	26	21	47

Net income	$46	$89	$87	$152

Earnings per share:
Basic	$0.25	$0.48	$0.47	$0.82
Diluted	$0.25	$0.48	$0.47	$0.82
Weighted average number of shares:
Basic	185.4	185.8	185.6	185.6
Diluted	186.1	186.2	186.3	186.1
Dividends declared per share	$0.1164	$0.1012	$0.2328	$0.2024

XYLEM INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except per share amounts)

	June 30, 2013	December 31, 2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$360	$504
Receivables, less allowances for discounts and doubtful accounts of $27 and $34 in 2013 and 2012, respectively	792	776
Inventories, net	471	443
Prepaid and other current assets	113	110
Deferred income tax assets	43	41

Total current assets	1,779	1,874
Property, plant and equipment, net	470	487
Goodwill	1,674	1,647
Other intangible assets, net	498	484
Other non-current assets	190	187

Total assets	$4,611	$4,679

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$311	$332
Accrued and other current liabilities	420	443
Short-term borrowings and current maturities of long-term debt	5	6

Total current liabilities	736	781
Long-term debt	1,199	1,199
Accrued postretirement benefits	393	400
Deferred income tax liabilities	179	173
Other non-current accrued liabilities	52	52

Total liabilities	2,559	2,605

Commitments and contingencies (Note 17)
Stockholders’ equity:
Common Stock — par value $0.01 per share:
Authorized 750.0 shares, issued 186.4 shares and 186.2 shares in 2013 and 2012, respectively	2	2
Capital in excess of par value	1,718	1,706
Retained earnings	308	264
Treasury stock – at cost 1.1 shares and 0.5 shares in 2013 and 2012, respectively	(31)	(13)
Accumulated other comprehensive income	55	115

Total stockholders’ equity	2,052	2,074

Total liabilities and stockholders’ equity	$4,611	$4,679

XYLEM INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

For the six months ended June 30,	2013	2012
Operating Activities
Net income	$87	$152
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	49	44
Amortization	25	23
Share-based compensation	12	10
Restructuring charges	25	—
Other, net	7	(5)
Payments for restructuring	(11)	—
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(31)	(16)
Changes in inventories	(44)	(44)
Changes in accounts payable	(4)	12
Other, net	(53)	(51)

Net Cash — Operating activities	62	125

Investing Activities
Capital expenditures	(60)	(57)
Acquisitions, net of cash acquired	(81)	—
Proceeds from the sale of property, plant and equipment	3	3
Other, net	—	1

Net Cash — Investing activities	(138)	(53)

Financing Activities
Repurchase of common stock	(18)	(3)
Proceeds from exercise of employee stock options	1	16
Dividends paid	(43)	(39)
Other, net	—	(5)

Net Cash — Financing activities	(60)	(31)

Effect of exchange rate changes on cash	(8)	(1)

Net change in cash and cash equivalents	(144)	40
Cash and cash equivalents at beginning of year	504	318

Cash and cash equivalents at end of period	$360	$358

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$26	$26
Income taxes (net of refunds received)	$52	$54

Xylem Inc. Non-GAAP Measures

Management views key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, free cash flow, working capital, and backlog, among others. In addition, we consider certain measures to be useful to management and investors evaluating our operating performance for the periods presented, and provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operations as determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators:

“Organic revenue” and “Organic orders” defined as revenue and orders, respectively, excluding the impact of foreign currency fluctuations, intercompany transactions, and contributions from acquisitions and divestitures. Divestitures include sales of portions of our business that did not meet the criteria for classification as a discontinued operation or insignificant portions of our business that we did not classify as a discontinued operation. The period-over-period change resulting from foreign currency fluctuations assumes no change in exchange rates from the prior period.

“Constant currency” defined as financial results adjusted for currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.

“EBITDA” defined as earnings before interest, taxes, depreciation, amortization expense, and share-based compensation. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude for non-recurring separation costs associated with the Xylem spin-off from ITT Corporation as well as non-recurring restructuring and realignment costs.

“Adjusted Operating Income,” “Adjusted Segment Operating Income,” and “Adjusted EPS” defined as operating income and earnings per share, adjusted to exclude non-recurring separation costs associated with the Xylem spin-off from ITT Corporation, non-recurring restructuring and realignment costs and tax-related special items.

“Normalized EPS” defined as adjusted earnings per share, as well as adjustments to reflect the incremental current period amount of interest expense and stand-alone costs in the prior comparable period.

“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flow, less capital expenditures as well as adjustments for other significant items that impact current results which management believes are not related to our ongoing operations and performance. Our definition of free cash flows does not consider non-discretionary cash payments, such as debt.

“Realignment costs” defined as non-recurring costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, relocation, travel and other costs.

Xylem Inc. Non-GAAP Reconciliation

Reported vs. Organic & Constant Currency Order Growth

($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)					Constant Currency
		(A)	(B)		(C)	(D)	(E)	(F) = B+C+D+E	(G) = F/A	(H) = (F - C) / A
	Orders	Orders	Change 2013 v. 2012	% Change 2013 v. 2012	Acquisitions / Divestitures	FX Contribution	Eliminations	Change Adj. 2013 v. 2012	% Change Adj. 2013 v. 2012
	2013	2012
Six Months Ended June 30

Xylem Inc.	1,971	1,974	(3)	0%	(51)	—	—	(54)	-3%	0%

Water infrastructure	1,248	1,255	(7)	-1%	(51)	1	—	(57)	-5%	0%
Applied Water	756	752	4	1%	—	(1)	—	3	0%	0%

Quarter Ended June 30

Xylem Inc.	1,009	970	39	4%	(25)	(2)	—	12	1%	4%

Water infrastructure	647	617	30	5%	(25)	(1)	—	4	1%	5%
Applied Water	378	370	8	2%	—	(1)	1	8	2%	2%

Quarter Ended March 31

Xylem Inc.	962	1,004	(42)	-4%	(26)	2	—	(66)	-7%	-4%

Water infrastructure	601	638	(37)	-6%	(26)	2	—	(61)	-10%	-5%
Applied Water	378	382	(4)	-1%	—	—	(1)	(5)	-1%	-1%

Note: Due to rounding the sum of segment amounts may not agree to Xylem totals.

Xylem Inc. Non-GAAP Reconciliation

Reported vs. Organic & Constant Currency Revenue

($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)					Constant Currency
		(A)	(B)		(C)	(D)	(E)	(F) = B+C+D+E	(G) = F/A	(H) = (F - C) / A
	Revenue	Revenue	Change 2013 v. 2012	% Change 2013 v. 2012	Acquisitions / Divestitures	FX Contribution	Eliminations	Change Adj. 2013 v. 2012	% Change Adj. 2013 v. 2012
	2013	2012
Six Months Ended June 30

Xylem Inc.	1,839	1,891	(52)	-3%	(46)	(2)	—	(100)	-5%	-3%

Water infrastructure	1,147	1,193	(46)	-4%	(46)	(1)	—	(93)	-8%	-4%
Applied Water	726	728	(2)	0%	—	(1)	(4)	(7)	-1%	-1%

Quarter Ended June 30

Xylem Inc.	960	966	(6)	-1%	(23)	(4)	—	(33)	-3%	-1%

Water infrastructure	596	609	(13)	-2%	(23)	(2)	—	(38)	-6%	-2%
Applied Water	381	373	8	2%	—	(1)	(2)	5	1%	1%

Quarter Ended March 31

Xylem Inc.	879	925	(46)	-5%	(23)	2	—	(67)	-7%	-5%

Water infrastructure	551	584	(33)	-6%	(23)	1	—	(55)	-9%	-5%
Applied Water	345	355	(10)	-3%	—	—	(2)	(12)	-3%	-3%

Note: Due to rounding the sum of segment amounts may not agree to Xylem totals.

Xylem Inc. Non-GAAP Reconciliation

Adjusted Operating Income

($ Millions)

	Q2		Q2 YTD
	‘13	‘12	‘13	‘12
Total Revenue
• Total Xylem	960	966	1,839	1,891
• Water Infrastructure	596	609	1,147	1,193
• Applied Water	381	373	726	728

Operating Income
• Total Xylem	70	129	136	228
• Water Infrastructure	41	93	83	167
• Applied Water	45	52	85	92

Operating Margin
• Total Xylem	7.3%	13.4%	7.4%	12.1%
• Water Infrastructure	6.9%	15.2%	7.2%	14.0%
• Applied Water	11.8%	13.9%	11.7%	12.6%

Separation Costs
• Total Xylem	—	6	—	11
• Water Infrastructure	—	1	—	3
• Applied Water	—	—	—	1

Restructuring & Realignment Costs
• Total Xylem	28	—	40	—
• Water Infrastructure	22	—	32	—
• Applied Water	6	—	8	—

Adjusted Operating Income*
• Total Xylem	98	135	176	239
• Water Infrastructure	63	94	115	170
• Applied Water	51	52	93	93

Adjusted Operating Margin*
• Total Xylem	10.2%	14.0%	9.6%	12.6%
• Water Infrastructure	10.6%	15.4%	10.0%	14.2%
• Applied Water	13.4%	13.9%	12.8%	12.8%

*	Adjusted Operating Income excludes restructuring & realignment costs in 2013 and excludes non-recurring separation costs in 2012.

Xylem Inc. Non-GAAP Reconciliation

Adjusted Diluted EPS

($ Millions, except per share amounts)

	Q2 2012				Q2 2013
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	966			966	960			960
Operating Income	129	6a		135	70	28c		98
Operating Margin	13.4%			14.0%	7.3%			10.2%
Interest Expense	(13)			(13)	(14)			(14)
Other Non-Operating Income (Expense)	(1)			(1)	1			1

Income before Taxes	115	6		121	57	28		85

Provision for Income Taxes	(26)	(3	)b	(29)	(11)	(8	)d	(19)

Net Income	89	3		92	46	20		66

Diluted Shares	186.2			186.2	186.1			186.1

Diluted EPS	$0.48	$0.01		$0.49	$0.25	$0.11		$0.36

	Q2 YTD 2012				Q2 YTD 2013
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	1,891			1,891	1,839			1,839
Operating Income	228	11a		239	136	40c		176
Operating Margin	12.1%			12.6%	7.4%			9.6%
Interest Expense	(27)			(27)	(27)			(27)
Other Non-Operating Income (Expense)	(2)			(2)	(1)			(1)

Income before Taxes	199	11		210	108	40		148

Provision for Income Taxes	(47)	(4	)b	(51)	(21)	(11	)d	(32)

Net Income	152	7		159	87	29		116

Diluted Shares	186.1			186.1	186.3			186.3

Diluted EPS	$0.82	$0.03		$0.85	$0.47	$0.15		$0.62

a	One time separation costs
b	Net tax impact of separation costs and special tax items
c	Restructuring & realignment costs
d	Net tax impact of restructuring & realignment costs and special tax items

Xylem Inc. Non-GAAP Reconciliation

Net Cash - Operating Activities vs. Free Cash Flow

($ Millions)

	Six Months Ended
	2013	2012
Net Cash - Operating Activities	$62	$125
Capital Expenditures	(60)	(57)

Free Cash Flow, including separation costs	2	68
Cash Paid for Separation Costs (incl. Capex)	—	18

Free Cash Flow, excluding separation costs*	$2	$86

Net Income	87	152
Separation Costs, net of tax (incl. tax friction)	—	8

Net Income, excluding separation costs*	$87	$160

Free Cash Flow Conversion	2%	54%

*	Separation costs are not excluded in 2013

Xylem Inc. Non-GAAP Reconciliation

Guidance

($ Millions, except per share amounts)

2013 Guidance					Illustration of Mid Point Guidance
	FY ‘12				FY ‘13
	As Reported	Adjustments		Adjusted	As Projected	Adjustments		Adjusted
Total Revenue	3,791			3,791	3,720			3,720
Segment Operating Income	512	30a		542	391	70c		461
Segment Operating Margin	13.5%			14.3%	10.5%			12.4%
Corporate Expense	69	(16	)b	53	63	—		63

Operating Income	443	46		489	328	70		398

Operating Margin	11.7%			12.9%	8.8%			10.7%
Interest Expense	(55)			(55)	(55)			(55)
Other Non-Operating Income (Expense)	—			—	(2)			(2)

Income before Taxes	388	46		434	271	70		341

Provision for Income Taxes	(91)	(13	)d	(104)	(50)	(22	)d	(72)

Net Income	297	33		330	221	48		269

Diluted Shares	186.2			186.2	186.4			186.4

Diluted EPS	$1.59	$0.18		$1.77	$1.19	$0.27		$1.45

a	One time separation, restructuring and realignment costs incurred at the segment level
b	One time separation, restructuring and realignment costs incurred at the corporate level
c	Restructuring and realignment costs incurred at the segment level
d	Net tax impact of above items, plus the addition of special tax items

Xylem Inc. Non-GAAP Reconciliation

Adjusted Operating Income

($ Millions)

						Mid Point Guidance
	2008	2009	2010	2011	2012	2013E
Revenue	3,291	2,849	3,202	3,803	3,791	3,720

Operating Income	315	276	388	395	443	328

Operating Margin	9.6%	9.7%	12.1%	10.4%	11.7%	8.8%
Restructuring & Realignment	41	31	15	—	24	70
Separation Costs*	—	—	—	87	22	—

Adjusted Operating Income	356	307	403	482	489	398

Adjusted Operating Margin	10.8%	10.8%	12.6%	12.7%	12.9%	10.7%
Stand-alone Costs	—	—	—	5	28	—

Adj. Operating Income, excl. Stand-alone Costs	356	307	403	487	517	398

Adjusted Operating Margin, excl. Stand-alone Costs	10.8%	10.8%	12.6%	12.8%	13.6%	10.7%

*	2013 separation costs are not excluded from adjusted operating income.